UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported):
May 31, 2005

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 – Entry into a Material Definitive Agreement

On May 26, 2005, Campbell Soup Company announced that John Doumani, Vice President of Campbell Soup Company and President of its International Division, has resigned from these positions effective June 1, 2005, and will leave the company on September 30, 2005. Mr. Doumani and the company have agreed that from October 2005 through February 2007, Mr. Doumani will receive monthly payments from the company in amounts equal to pro rata portions of his current annual salary of AUD $784,722 (USD $593,100 at the exchange rate of 0.755809 on May 31, 2005). Mr. Doumani has agreed that he will not compete with the company during this period. In addition, Mr. Doumani will receive a payment of AUD $73,735 (USD $55,730 at the May 31, 2005 exchange rate) to compensate him for certain adverse tax effects of the agreement. Under the agreement, Mr. Doumani has released and waived any claims he may have against the company.

In accordance with standard plan provisions, Mr. Doumani will be eligible to receive an annual bonus for fiscal year 2005, and may exercise for a period of three years any stock options that are vested on September 30, 2005. On the dates when restricted stock grants previously awarded to Mr. Doumani would otherwise vest, he will receive a pro rata portion of the stock based upon his period of service during the applicable restriction periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: May 31, 2005

	By:	/s/ Nancy A. Reardon

Nancy A. Reardon
Chief Human Resources & Communications Officer

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